Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ebix, Inc.
Schaumburg, IL

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-112616, 333-64368, 333-12781, and 33-62427) and Form S-8 (Nos. 333-128086, 333-64664, 333-59242, 333-46066, 333-23261 and 33-62901) of Ebix, Inc. of our report dated March 10, 2006, relating to the consolidated financial statements as of December 31, 2005 and 2004 of Ebix, Inc. and the 2005 and 2004 financial statement schedules, which appears in this Form 10-K.

/s/ BDO Seidman, LLP
Chicago, Illinois March 30, 2006